UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2005

ARIBA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements

On July 7, 2005, Ariba, Inc. (the “Company”) commenced a voluntary option exchange program, pursuant to which all eligible employees were given the opportunity to exchange certain options for restricted shares of Company Common Stock, upon the terms and conditions set forth in the Offer to Exchange, dated July 7, 2005, as amended (the “Exchange Offer”). Ariba has consistently viewed appropriate equity incentives as a key element of its employee compensation program.

On August 18, 2005, pursuant to the Exchange Offer, eligible employees, including certain executive officers were issued restricted shares of Company Common Stock in exchange for their eligible options. The names and titles of the executive officers who received shares, the number of shares underlying cancelled options, and the number of shares granted to each executive officer are set forth in the following table:

Name	Title	Cancelled Options	Restricted Shares Issued
Robert M. Calderoni	Chairman and Chief Executive Officer	1,583,332	591,668
Kevin S. Costello	Executive Vice President of Sales and Solutions	541,665	195,835
James W. Frankola	Executive Vice President and Chief Financial Officer	316,665	124,167

The restricted shares vest in three equal installments on the first permissible trading day that occurs after each of the first three anniversaries of the offer termination date, which occurred on August 12, 2005, provided that the recipient remains in our service on the vesting date. Vesting may accelerate pursuant to a Severance Agreement between us and the recipient. If the recipient’s service terminates before his grant has vested in full, the unvested portion is forfeited. The grants are subject to the terms and conditions of our 1999 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: August 24, 2005	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer